                                                                    EXHIBIT 4.3



THESE SECURITIES (THE "SECURITIES") HAVE BEEN (I) ACQUIRED FOR INVESTMENT; (II) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS OF VARIOUS STATES; AND (III) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") PROVIDED BY SECTION 4(2) OF THE 1933 ACT. THE SECURITIES CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO (A) AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR ANY TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE 1933 ACT; AND (B) EVIDENCE SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT AS PROVIDED HEREIN. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

               _________________________________________________
                                                             Warrant No.   1
                                                                        --------
                                    WARRANT

                                       TO

                        PURCHASE SHARES OF COMMON STOCK

                                       OF

                             BRIGHTSTAR INFORMATION
                             TECHNOLOGY GROUP, INC.

               _________________________________________________

         This Warrant (this "Warrant"), dated as of August 14, 1997 (the "Issuance Date"), certifies that, for good and valuable consideration, BrightStar Information Technology Group, Inc., a Delaware corporation, or any of its successors in interest (the "Company"), grants to McFarland, Grossman & Company, Inc. (acting as both a beneficial owner and nominee) and, together with any transferee of this Warrant or Warrant Shares (as defined below) (the "Warrantholder" or "Warrantholders"), subject to the terms and conditions set forth herein, the right to subscribe for and purchase from the Company the number of shares (the "Warrant Shares") of the Company's common stock ("Common Stock") which would be equivalent to 50,000 shares of Common Stock on the closing date of the Company's initial public offering of its Common Stock (the "IPO") pursuant to the Securities Act of 1933, as amended, exercisable during the period from and after the

Issuance Date (the "Initial Exercise Date") to and including 5:00 p.m. Houston, Texas time on the date that is five years after the Initial Exercise Date (the "Expiration Date") at a purchase price (the "Exercise Price") equal to the lesser of (i) $6.00 per share or (ii) 60% of the initial per share public offering price of common stock sold to the public in the IPO. In the event the IPO has not been successfully completed on or before the date one year after the Issuance Date (which, if applicable, shall be deemed the Initial Exercise Date), then the Warrant shall be exercisable for 50,000 shares at a price of $6.00 per share for a period of five years after the Initial Exercise Date (which shall be deemed to be the Expiration Date). The Warrant Shares shall be identical (in terms of rights and features) to the shares of Common Stock issued by the Company in the IPO and shall be equivalent to 50,000 shares of Common Stock issued in the IPO. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time, as provided in Section 5. The Exercise Price may be paid (i) in cash, by certified or official bank check payable to the order of the Company; or (ii) by the exercise of the Warrant for "Net Warrant Shares." Net Warrant Shares means a number of whole shares of Common Stock, and cash in lieu of any fractional share at the MP price (defined below), determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the number of Warrant Shares issuable upon exercise of the Warrant or portion of the Warrant in question. "EP" shall mean the Exercise Price. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrant. "Market Price" on any day shall mean the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., New York time, on such day, or if the Common Stock shall not be quoted in the NASDAQ National Market System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. Upon the exercise of the Warrant for Net Warrant Shares, the number of shares for which the Warrant is thereafter exercisable shall be reduced by the corresponding number of Warrant Shares determined in accordance with such formula (giving effect to any fractional Net Warrant Share).

 1.      Duration and Exercise of Warrant, Limitation on Exercise; Payment of
         Taxes.

                 1.1 Duration and Exercise of Warrant. The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole, or from time to time in part (but covering at least the greater of 500 shares or the remaining unexercised portion of this Warrant), by surrender of this Warrant, accompanied by the Exercise Form annexed hereto (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased, to the Company at the office of the Company located at 10375 Richmond Avenue, Suite 1620, Houston, Texas 77042 (or such other office or agency as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Company) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the Company is otherwise closed for business (a "Non-business Day") on or after 9:00 a.m., Houston, Texas time on the Initial Exercise Date but not later than 5:00 p.m. on the Expiration Date (or 5:00 p.m. on the next succeeding Business Day, if the Expiration Date is a Non-business
Day), delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form, payable in cash or certified bank check, and such documentation as to the identity and authority of the Warrantholder as the Company may reasonably request. Such Warrant Shares shall be deemed by the Company to be issued to the Warrantholder that is the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 5 business days, thereafter. The stock certificates so delivered shall be in denominations specified by the Warrantholder, and shall be issued in the name of the Warrantholder or, if permitted by subsection 1.4 and in accordance with the provisions thereof, such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

                 1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 p.m. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Non-business Day), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable and no Warrant Shares shall be issued hereunder, prior to 9:00 a.m. Houston, Texas time on the Initial Exercise Date.

                 1.3 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                 1.4      Transfer; Restriction on Transfer and Legend.

                          (a) Subject to the provisions of Section 1.4(b) below, this Warrant shall be transferable, in whole or in part, at any time after the consummation date of the IPO (the "IPO Date"), without the consent of the Company, by notice from Warrantholder. The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to prevent or delay the exercise or transfer of this Warrant.

                          (b) Neither this Warrant nor any of the Warrant Shares, nor any interest or participation in either, may be in any manner transferred or





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
                          disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws.

         Each certificate for Warrant Shares and any Warrant issued at any time in exchange or substitution for any Warrant bearing such a legend shall bear a legend similar in effect to the foregoing paragraph unless, in the opinion of counsel for the Company, the Warrant need no longer be subject to the restriction contained herein. The provisions of this subsection 1.4 shall be binding upon all subsequent holders of this Warrant, if any. Warrant Shares transferred to the public as expressly permitted by, and in accordance with, the provisions of this Warrant shall thereafter cease to be deemed to be "Warrant Shares" for purposes hereof.

                 1.5 Divisibility of Warrant. This Warrant may be divided into warrants representing five hundred Warrant Shares, multiples thereof or the remaining unexercised portion of this Warrant, upon surrender at the principle office of the Company on any Business Day, without charge to any Warrantholder, except as provided below. Upon any such division, and, if permitted by subsection 1.4 and in accordance with the provisions thereof, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; provided, however, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

                 1.6 Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants as follows:

                          (a) Existence. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.

                          (b) Power and Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant, to grant, issue and deliver this Warrant and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock issuable upon exercise of the Warrant. This Warrant has been duly executed and delivered by the Company.

                          (c) Reservation, Issuance and Delivery of Common Stock. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant, and such shares, when issued upon receipt of payment therefor in accordance with the terms





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
                          of this Warrant, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of stockholders.

                          (d) No Violation. Neither the execution or delivery of this Warrant nor the consummation of the transactions herein contemplated does or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation or any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                          (e) Valid and Binding Obligation. This Warrant, when duly executed and delivered, will constitute legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing.

         2. Reservation and Listing of Shares. All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free, from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and shall at its expense procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all time equal to or less than the then effective Exercise Price.

         3. Exchange, Loss or Destruction of Warrant. If permitted by subsection 1.4 or 1.5 and in accordance with the provisions thereof, upon surrender of this Warrant to the company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this





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Warrant, the Company will execute and deliver a new Warrant of like tenor.  The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

         4. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership) or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 1.1, 1.4 and 1.5 or in Section 3.

         5. Certain Adjustments. The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, are subject to change or adjustment after the Issuance Date as follows:

                 5.1 General. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                          (a)     In case the Company shall after the IPO Date
                          (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 5.1(1) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                          (b) As of the IPO Date, the number of Warrant Shares purchasable upon exercise of this Warrant shall be automatically adjusted, without action by any party, so that the Warrantholder shall be entitled to receive the equivalent of 50,000 shares of Common Stock as of the IPO Date.

                          (c)     In case the Company shall after the IPO:

                                  (i)      issue rights, options or warrants
                                  generally to holders of its outstanding
                                  Common Stock, without any charge to such





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                                  holders, entitling them at the time of such
                                  issuance to subscribe for or purchase,
                                  pursuant to such an issuance, shares of
                                  Common Stock at a price per share which is lower at the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current Market Price per share of Common Stock; or

                                  (ii)     distribute generally to holders of
                                  its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in paragraph 5.1(1) of this subsection 5.1) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock; then

                          Appropriate adjustments shall be made to the number of Warrant Shares purchasable upon the exercise of the Warrant and/or the Exercise Price in order to preserve the relative rights and interests of the Warrantholders, such adjustments to be made by the good faith determination of the Board of Directors of the Company; provided, however, that in the event such rights, options, warrants or distributions (other than cash dividends) are for the purpose of providing compensation to officers, directors or employees of the Company and not for the benefit of securities holders generally, no such adjustment shall be provided.

                 5.2 Voluntary Adjustment by the Company. The company may, at its option, at any time during the term of the Warrant, reduce the then current Exercise Price to any amount consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

                 5.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the company shall promptly mail first class, postage prepaid, to all Warrantholders, notice of such adjustment.

                 5.4 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

                 5.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer or lease to another corporation of all or substantially all of the assets of the Company, the company or such successor or purchaser, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property that the holder thereof would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action;





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
provided, however, that no adjustment in respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of this Warrant or upon the exercise of this Warrant. Such agreement shall provide for adjustment, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. The provisions of this subsection 5.5 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

         6.      Registration Rights.

                 6.1 Piggy-back Registration Rights. The Company covenants and agrees that in the event the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the "Act"), subsequent to the IPO and prior to the Expiration Date, with respect to the offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4, Form S-8 or other form of registration statement not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to
(i) if this Warrant has been exercised, the holders of the Warrant Shares and
(ii) if this Warrant has not been exercised, the Warrantholders, in each case at least 20 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement, and such notice shall offer to such Warrantholders the opportunity to include in such registration statement such number of Warrant Shares as they may request. Warrantholders desiring inclusion of Warrant Shares in such registration statement shall so inform the Company by written notice, given with 10 days of the giving of such notice by the Company in accordance with the provisions of Section 9.6 hereof. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Warrant Shares requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to other securities of the Company, if any, included therein for the account of any person other than the Company and the holders of Warrants and/or Warrant Shares. The Company shall continuously maintain in effect any registration statement with respect to which the Warrant Shares have been requested to be included (and so included) for a period of not less than (i) 180 days after the effectiveness of such registration statement of (ii) the consummation of the distribution by the Warrantholders of the Warrant Shares ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Warrant Shares are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the company shall maintain in effect the registration statement as it relates to the Warrant Shares for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Warrant Shares and fees and distributions of counsel (if any) to the Warrantholders requesting that the Warrant Shares be offered will be borne by such Warrantholders.

                 6.2 Other Matters. In connection with the registration of Warrant Shares in accordance with Section 6.1 above, the Company agrees to:

                          (a) Use its best efforts to register or qualify the Warrant Shares for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the holders of such Warrants and/or Warrant

                          Shares shall reasonably designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject, and use its best efforts to do any and all other acts and things which may be necessary or advisable to enable the Warrantholders to consummate the sale, transfer or other disposition of such securities in any jurisdiction.

                          (b) Enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and each holder of Warrant Shares included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel, and accountants' cold comfort letters with any underwriter who participates in the offering of Warrant Shares; and

                          (c) Pay all expenses in connection with the registration of the Warrants and/or Warrant Shares under the Act and compliance with the provisions of clause 6.2(1) above.

                                  In connection with the registration of
                          Warrant Shares in accordance with Section 6.1 above, the Warrantholders agree to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses (not otherwise inconsistent with this Warrant), and customary closing conditions, with any underwriter who participates in the offering of Warrant Shares.

         7.      Restriction on Transfer.

                 7.1 Initial Public Offering. Notwithstanding the registration rights granted to Warrantholder pursuant to the provisions of
Section 6 of this Warrant, the Warrantholder hereby agrees that for a period of one year following the date of the IPO (the "IPO Period"), the Warrantholder will not, without the prior written consent of the underwriters, directly or indirectly, offer to sell, assign, pledge, issue, distribute, sell, contract to sell, grant any option or enter into any contract for the sale of, or otherwise voluntarily transfer or dispose of, or announce any offer, sale, grant of any option to purchase or other transfer or disposition of, any Warrant Shares.

                 7.2 Other Public Offerings. Following the IPO Period, the Warrantholder agrees upon request of the underwriters managing any underwritten public offering of the Company's securities, not to offer to sell, assign, pledge, issue, distribute, sell, contract to sell, grant any option or enter into any contract for the sale of, or otherwise voluntarily transfer or dispose of, or announce any offer, sale, grant of any option to purchase or other transfer or disposition of, any Warrant Shares without the prior written consent of such underwriters, for such period of time following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriters; provided however, that
(i) such request shall not be for a period extending longer than that applicable to management shareholders of the Company; (ii) this Section 7.2 shall not limit the Warrantholder's right to sell Warrant Shares pursuant to any piggyback registration right that the Warrantholder may have pursuant to the provisions of Section 6 of this Warrant, and (iii) any restrictions recommended by the underwriters are no more restrictive than those imposed on the management shareholders of the Company.

         8. No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholders against impairment. Without limiting the generality of the foregoing, the Company will (a) not change the par value of any shares of Common Stock receivable upon the exercise of this Warrant to an amount greater than the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to person its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock.

         Upon the request of a Warrantholder, the company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to such Warrantholder, the continued validity of this Warrant and the Company's obligations hereunder.

         9.      Miscellaneous.

                 9.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholders with respect to this Warrant and the Warrant Shares.

                 9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholders and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

                 9.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholders. The company, and Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto





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
to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

                 9.4 Section and Other Headings. This section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                 9.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or powers of attorney as may be necessary or appropriate as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

                 9.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                          (a)     if to the Company, addressed to:

                                  BrightStar Information Technology Group, Inc. 10375 Richmond Avenue, Suite 1620
                                  Houston, Texas  77042
                                  Attention:  President

                          (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

                                  Except as otherwise provided herein, all such
                          demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

                 9.7 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                 9.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Except as otherwise provided herein, with respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the then-current Market Price.





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
                 9.9 Rights of the Holder. No Warrantholder shall, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

                 9.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

                 9.11 Expenses. The Company shall pay all reasonable legal and other reasonable out-of-pocket expenses of the Warrantholders and their counsel in connection with the exercise and sale of the Warrant Shares as contemplated by this Warrant.

                 9.12 Right to Information. The company will provide to a Warrantholder and to all holders of Warrant Shares, on a timely basis, copies of all documents and reports filed with the Securities and Exchange Commission (the "Commission") and publicly available annual and quarterly financial statements, as may be requested in writing by the Warrantholder or as otherwise agreed in another agreement between the Company and the Warrantholder.

                 9.13 Merger or Consolidation of the Company. So long as this Warrant remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (i) shall be the Company or (ii) if not the Company, shall expressly assume, by supplemental agreement executed and delivered to the Warrantholders, the performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company under this Warrant.

                 9.14 Rule 144. With a view to making available to Warrantholders the benefits of certain rules of the Commission that may permit the sale of shares of Common Stock to the public without registration, in the event that the IPO is successfully completed by the Company, the Company hereby covenants and agrees to use its reasonable business efforts after the Initial Exercise Date to file in a timely manner all reports and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Act, and the Company will take such further action which does not have material costs to the Company to the extent required form time to time to enable Warrantholders to sell shares of Common Stock (whether or not any such securities have been the subject of a piggy-back request pursuant to the agreement set forth in Section 6 hereof) without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the written request of a Warrantholder, the Company will deliver to such Warrantholder a written statement as to whether it has complied with such requirements.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

                                BrightStar Information Technology Group, Inc.





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
                                      By:    /s/ MARSHALL G. WEBB
                                         -----------------------------
                                          Marshall G. Webb, President

                                EXERCISE FORM


                 (To be executed upon exercise of this Warrant)


         The undersigned, record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ___________________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of BrightStar Information Technology Group, Inc. in the amount of $_________________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _____________________ and that such certificate be delivered to ________________________________________________________ whose address is
_______________________________________________________________________________
_____________________________________________________________.


Date:___________________    Signature:_________________________________________


                                        _______________________________________

                                                     (Name Printed)





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